                                                                   EXHIBIT 10.2

                                                                 Conformed Copy
===============================================================================











                                STOCKHOLDERS AGREEMENT

                              DATED AS OF JUNE 12, 1998

                       AND EFFECTIVE AS OF THE EFFECTIVE TIME

                                    BY AND AMONG

                                WAVETEK CORPORATION

                                        AND

                              THE STOCKHOLDERS LISTED

                           ON THE SIGNATURE PAGES HERETO









===============================================================================

                                  TABLE OF CONTENTS

                                     ARTICLE I

                                 ARTICLE DEFINITIONS

     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2


                                   ARTICLE II

                                   GOVERNANCE

2.1  Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
2.2  Approval of Certain Transactions. . . . . . . . . . . . . . . . . . . . .12
2.3  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
2.4  Voting Rights of Stockholders . . . . . . . . . . . . . . . . . . . . . .15
2.5  Stockholder Votes . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
2.6  Certificate and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . .15
2.7  Independent Auditors. . . . . . . . . . . . . . . . . . . . . . . . . . .15
2.8  Stockholder Decisions . . . . . . . . . . . . . . . . . . . . . . . . . .16


                                  ARTICLE III

                             TRANSFER RESTRICTIONS;
                          CERTAIN PERMITTED TRANSFERS;
                             INVOLUNTARY TRANSFERS

3.1  Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
3.2  Sale of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
3.3  Certain Permitted Transfers . . . . . . . . . . . . . . . . . . . . . . .16
3.4  Pledges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
3.5  Consent of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . .18


                                 ARTICLE IV

                   RIGHT OF FIRST OFFER: TAG-ALONG RIGHTS;
                            CERTAIN PURCHASE RIGHTS

4.1. Right of First Offer. . . . . . . . . . . . . . . . . . . . . . . . . . .18
4.2. Tag-Along Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
4.3  Bring-Along Right . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

                                   ARTICLE V

                               REGISTRATION RIGHTS

5.1  Registration on Request . . . . . . . . . . . . . . . . . . . . . . . . .21
5.2  Incidental Registration . . . . . . . . . . . . . . . . . . . . . . . . .23
5.3  Registration Procedures . . . . . . . . . . . . . . . . . . . . . . . . .26
5.4  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30


                                  ARTICLE VI

                                 MISCELLANEOUS

6.1  Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
6.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
6.3  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
6.4  Entire Agreement; Amendments and Waivers. . . . . . . . . . . . . . . . .35
6.5  Successors, Assigns and Transferees . . . . . . . . . . . . . . . . . . .36
6.6  Consent to Specific Performance . . . . . . . . . . . . . . . . . . . . .37
6.7  Variations in Pronouns. . . . . . . . . . . . . . . . . . . . . . . . . .37
6.8  Effectiveness; Termination. . . . . . . . . . . . . . . . . . . . . . . .37
6.9  CHOICE OF LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
6.10 Jurisdiction; Waivers . . . . . . . . . . . . . . . . . . . . . . . . . .37
6.11 WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . . . .38
6.12 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . .38
6.13 Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .38
6.14 Inspection and Compliance with Law. . . . . . . . . . . . . . . . . . . .38
6.15 Termination of Prior Agreement. . . . . . . . . . . . . . . . . . . . . .38
6.16 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
6.17 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
6.18 Binding Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .39


                                   LIST OF ANNEXES

Annex 1  --  Chairman Roles and Responsibilities (Section 2.1(h))
Annex 2  --  Chief Executive Officer Roles and Responsibilities (Section 2.1(h))
Annex 3  --  Form of Supplemental Agreement (Section 3.1)
Annex 4  --  Stockholder Address and Contact (Section 6.2)
Annex 5  --  Board Approval Policy

          STOCKHOLDERS AGREEMENT, dated as of June 12, 1998 and effective as of the Effective Time (defined herein) (this "Agreement"), by and among Wavetek Corporation, a Delaware corporation (the "COMPANY"), DLJ Merchant Banking Partners II, L.P. ("DLJMB"), DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., UK Investment Plan 1997 Partners, DLJ First ESC L.L.C., DLJ EAB Partners, L.P., DLJ Millennium Partners, L.P., DLJ Offshore Partners II, C.V. and UK Investment Plan 1997 Partners (collectively, and together with DLJMB, the "DLJ INVESTORS"), Green Equity Investors II, L.P. ("GEI"), Schroder UK Venture Fund III, L.P., Schroder UK Venture Fund III, L.P.2, Schroder UK Venture Fund III Trust (collectively, "SCHRODER"), Yokogawa Electric Corporation ("YOKOGAWA", and together with the DLJ Investors, GEI and Schroder, the "INSTITUTIONAL STOCKHOLDERS"), Dr. Terence J. Gooding, Barbara A. Gooding, Terence J. Gooding GRAT 1, Terence J. Gooding GRAT 2 and Barbara A. Gooding GRAT (collectively, "GOODING"), the Wavetek management stockholders listed on the signature pages hereto (the "MANAGEMENT STOCKHOLDERS"), Albrecht Wandel, a resident of the Federal Republic of Germany, and Renate Wandel, a resident of the Federal Republic of Germany (the "WANDEL STOCKHOLDERS"), Frank Goltermann, a resident of the Federal Republic of Germany, Ulrike Goltermann, a resident of the Federal Republic of Germany, and Burkhard Goltermann, a resident of the Federal Republic of Germany (the "GOLTERMANN STOCKHOLDERS"), Peter Wagner, a resident of the Federal Republic of Germany ("WAGNER") and Hannover Finanz W&G Beteiligungsgesellschaft mbH ("HF"). The Institutional Stockholders, the Management Stockholders and Gooding are collectively referred to as the "WAVETEK STOCKHOLDERS" and the Wandel Stockholders, the Goltermann Stockholders , Wagner and HF and collectively referred to as the "WG STOCKHOLDERS". All parties to this Agreement, with the exception of the Company and WG, are collectively referred to as the "STOCKHOLDERS".

                                      RECITALS:

          WHEREAS, pursuant to the terms of the Exchange and Merger Agreement dated as of June 12, 1998 (the "EXCHANGE AND MERGER AGREEMENT") by and among the Company, Wandel & Goltermann Management Holding GmbH, a German limited liability company ("WG") and the Stockholders, WG will become a wholly owned subsidiary of the Company and the WG Stockholders will become stockholders of the Company (the "MERGER");

          WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purpose of regulating governance of the Company and certain aspects of the Stockholders' relationships with regard to each other and the Company subsequent to the Effective Time (except that, to the extent that either the Exchange and Merger Agreement or the Side Letter entered into by the Company and WG in connection therewith require or contemplate action by the Board of the Company (or any committee thereof) prior to the Effective Time, the provisions of this Agreement addressing Board and committee composition, conduct and action shall be operative prior to the Effective
Time); and

          WHEREAS, this Agreement is intended to supersede and replace the Stockholders' Agreement dated as of June 11, 1997 between the Company and certain Wavetek Stockholders and the Registration Rights Agreement dated as of June 11, 1997 between the Company and certain Wavetek Stockholders (collectively, the "PRIOR AGREEMENT").

          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows from and after the Effective Time (except that, to the extent that either the Exchange and Merger Agreement or the Side Letter entered into by the Company and WG in connection therewith require or contemplate action by the Board of the Company (or any committee thereof) prior to the Effective Time, the provisions of this Agreement addressing Board and committee composition, conduct and action shall be operative prior to the Effective Time):

                                      ARTICLE I

                                     DEFINITIONS

          As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon reference.

     "AFFILIATE" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (ii) any natural person who is related by blood or marriage to such Person, (iii) any trust of which there are no principal beneficiaries other than such Person or Affiliates of such Person, (iv) any charitable foundation over which such Person has discretionary authority or (v) any trust or investment fund administered or managed by such Person or by an Affiliate of such person as defined in any of clauses (i), (ii), (iii) or (iv) hereof. For purposes of this definition, ownership of 10% or more of the voting common equity of a Person shall be deemed to be control of such Person.

     "BANK DEBT" shall mean any indebtedness incurred pursuant to loans from any financial institution.

     "BENEFICIAL OWNER" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     "BOARD" shall be the Board of Directors of the Company.

     "BOARD APPROVAL POLICY" shall mean the Board approval policy attached as Annex 5 hereto specifying the matters requiring a simple majority approval of the Board, matters delegated to the Executive Committee, the level of Capital Expenditures and capital leases requiring Supermajority approval and the matters within the authority of the Chief Executive Officer.

     "BRING-ALONG RIGHT" shall have the meaning set forth in Section 4.3.

     "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

     "BYLAWS" shall mean the bylaws of the Company.

     "CAPITAL EXPENDITURES" means all direct and indirect expenditures (including capitalized interest) which are required to be included in property, plant or equipment or similar tangible property account, including, without limitation, additions to equipment and leasehold improvements, on a consolidated balance sheet prepared in accordance with US GAAP.

     "CAPITAL LEASE OBLIGATION" means the obligation to pay rent or other payment amounts under a lease of (or other debt arrangements conveying the right to use) real or personal property which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet in accordance with US GAAP.

     "CERTIFICATE" shall mean the Restated Certificate of Incorporation of the Company.

     "CHIEF EXECUTIVE OFFICER" shall mean the chief executive officer of the Company.

     "COMMON PLAN" shall mean any explicit or tacit agreement, arrangement or understanding, whether written or otherwise, to Transfer any securities to any Person.

     "COMMON STOCK" shall mean the Common Stock, $.01 par value per share, of the Company.

     "COMPENSATION COMMITTEE" shall have the meaning set forth in Section
2.1(f).

     "DLJSC" shall mean Donaldson, Lufkin & Jenrette Securities Corporation.

     "DIRECTOR" shall mean directors of the Board of Directors of the Company.

     "EFFECTIVE TIME" shall have the meaning set forth in Section 7.1 of the Exchange Agreement.

     "EMPLOYEE BENEFIT PLAN" means any stock option or other incentive-based plan of the Company or any of its subsidiaries that is existing at the Effective Time or approved by a Supermajority.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

     "EXECUTIVE COMMITTEE" shall have the meaning set forth in Section 2.1(f).

     "GOOD REASON" shall mean (i) any event, regardless of when such event occurred, with respect to a person described in Item 401(f)(1) through (6) of Regulation S-K of the United States Securities and Exchange Commission that the Board determines to be material to the ability or integrity of such person, (ii) any material affiliation with a competitor of the Company or (iii) any other reason, similar in effect and order of magnitude as items (i) and (ii) above, that is materially adverse to the interests of the Company.

     "INDEMNIFIED PARTY" shall have the meaning set forth in Section 5.4.

     "INDEPENDENT DIRECTOR" shall mean any director who is not an officer or employee of the Company or an Affiliate of any DLJ Investor, GEI, HF, Gooding, any Wandel Stockholder or any Goltermann Stockholder.

     "INITIAL PUBLIC OFFERING" shall mean the initial underwritten offering by the Company of securities of the Company registered with the SEC under the Securities Act after which the Common Stock is included for quotation on the Nasdaq National Market or listed on a national securities exchange in conjunction with a dual listing in Europe (preferably the Frankfurt exchange), which Initial Public Offering shall be approved by Supermajority Vote of the persons who will become members of the Board of the Company pursuant to Section 2.1 hereof at the Effective Time.

     "MATERIAL TRANSACTION" means a material transaction in which the Company or any of its subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or other material corporate development, and with respect to which the Board reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company's or such Subsidiary's ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information or such material corporate development prior to such time as it would otherwise be required to be disclosed.

     "OFFERING NOTICE" shall mean the written notice that a Selling Stockholder shall give to each Stockholder not less than 30 days prior to each Proposed Sale, setting forth: (A) the name of the Selling Stockholder and the number of Shares proposed to be sold, (B) the name and address of the proposed purchaser, (C) the proposed per share purchase price (which must be payable in cash, cash equivalents or marketable securities) and the terms and conditions of payment offered by such proposed purchaser and (D), if applicable, that the proposed purchaser has been informed of the Tag-Along Right provided for in Section 4.2 and has agreed to purchase Shares subject to such Tag-Along Right.

     "OTHER WAVETEK STOCKHOLDERS" refers to the Stockholders listed under such heading on the signature pages hereto.

     "PERMITTED TRANSFER" shall have the meaning set forth in Section 3.3.

     "PERSON" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof or any group comprised of such individuals or entities.

     "POST-OFFERING REGISTRATION RIGHT" shall have the meaning set forth in
Section 5.1.

     "PROPOSED SALE" shall have the meaning set forth in Section 4.1.

     "PROPOSING STOCKHOLDERS" shall have the meaning set forth in Section 4.3.

     "PURCHASE NOTICE" shall mean written notice by a Stockholder to all Stockholders and the Company electing or not electing to purchase any or all Shares of such Selling Stockholder pursuant to a Right of First Offer.

     "REFUSAL NOTICE" shall mean written notice by a Stockholder or the Company, as the case may be, to all Stockholders and/or the Company, as appropriate, electing not to purchase Shares from a Selling Stockholder pursuant to a Right of First Offer.

     "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance with Sections 5.1 and 5.2 of this Agreement, including without limitation, (i) all

SEC and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses on complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the securities on any securities exchange pursuant to Sections 5.1 and 5.2, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel, other than the Company's counsel, selected by Stockholders holding a majority of the securities being registered by Stockholders to represent all holders of the securities being registered in connection with each such registration (it being understood that any Stockholder may, at its own expense, retain separate counsel to represent it in connection with such registration), (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any.

     "REGISTRATION STATEMENT" shall mean a registration statement filed with the Securities and Exchange Commission on which it is permissible to register securities for sale to the public under the Securities Act.

     "RIGHTS" shall mean any rights to acquire equity securities of the Company or securities convertible into, or in exchange for, such equity securities of the Company.

     "RIGHT OF FIRST OFFER" shall have the meaning set forth in Section 4.1.

     "SEC" shall mean the Securities and Exchange Commission.

     "SELLING STOCKHOLDER" shall have the meaning set forth in Section 4.1.

     "SECURITIES ACT" shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

     "SHARES" shall mean shares of Common Stock.

     "SPECIAL STOCKHOLDER APPROVAL" shall have the meaning set forth in
Section 2.4(b).

     "SUPERMAJORITY VOTE" shall mean the approval of six Directors.

     "TAG-ALONG NOTICE" shall have the meaning set forth in Section 4.2.

     "TAG-ALONG RIGHT" shall have the meaning set forth in Section 4.2.

     "TAG-ALONG STOCKHOLDERS" shall have the meaning set forth in Section 4.2.

     "TOTAL VOTING POWER" shall mean the capital stock which ordinarily has voting power for the election of Directors of the Company, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "TRANSFER" shall mean to directly or indirectly sell, give, transfer, assign, pledge, hypothecate or otherwise dispose of, or to contract or agree to do any of the foregoing.

     "US GAAP" shall mean generally accepted accounting principles in the United States.

     "WAVETEK DIRECTORS" shall have the meaning set forth in Section 2.1.

     "WAVETEK HOLDER" shall have the meaning set forth in Section 4.1.

     "WG DIRECTORS" shall have the meaning set forth in Section 2.1.

     "WG HOLDER" shall have the meaning set forth in Section 4.1.

                                     ARTICLE II

                                     GOVERNANCE

     2.1  BOARD OF DIRECTORS.

          (a) The Board shall be comprised of nine Directors, who shall be designated as follows: (i) one Director shall be appointed by the Wandel Stockholders; (ii) one Director shall be appointed by the Goltermann Stockholders; (iii) one Director shall be appointed by HF; provided that if HF beneficially owns less than 4% of the outstanding shares of Common Stock and the Wandel Stockholders and the Goltermann Stockholders collectively beneficially own at least 12% of the outstanding shares of Common Stock, such Director shall be appointed jointly by the Wandel Stockholders and the Goltermann Stockholders; (iv) one Independent Director shall be appointed jointly by the Wandel Stockholders, the Goltermann Stockholders and HF so long as either the Wandel Stockholders or the Goltermann Stockholders beneficially own at least 4% of the outstanding shares of Common Stock; (v) one Director and one Independent Director shall be appointed by Gooding; (vi) one Director shall be appointed by DLJMB; (vii) one Director shall be appointed by GEI; and (viii) one Director shall be the Chief Executive Officer. Directors appointed by the Wandel Stockholders, the Goltermann Stockholders and/or HF shall be referred to as the "WG DIRECTORS" and Directors appointed by Gooding, DLJMB and/or GEI shall be referred to as the "WAVETEK DIRECTORS."

As of the Effective Time, the Directors designated under the above clauses shall be as follows: clause (i) shall be Albrecht Wandel; clause (ii) shall be Frank Goltermann; clause (iii) shall be Joachim Simmroo; clause (iv) shall be Gerhard Zeidler; clause (v) shall be Terence J. Gooding and Malcolm Bates; clause (vi) shall be Susan C. Schnabel; clause (vii) shall be Peter Nolan; and clause (viii) shall be Peter Wagner.

          (b) The Independent Directors shall be "independent directors" (or the legal equivalent) under the rules and regulations of the New York Stock Exchange, Inc. or other principal securities exchange on which the Common Stock is listed or traded.

          (c) If, at any time that this Agreement is in effect, a Director has been designated by a Stockholder or Stockholders and elected pursuant to this Section 2.1 and such Stockholder or Stockholders request that such Director be removed (with or without cause) by written notice thereof to the other Stockholders, then each Stockholder shall vote all Shares owned or held of record by such Stockholder to effect such removal upon such notice.

          (d) If a vacancy is created on the Board at any time by reason of death, disability, retirement, resignation, removal or otherwise, the Stockholder or Stockholders entitled to designate such Director shall be entitled to designate a successor Director to fill the vacancy created thereby, and each other Stockholder shall vote all Shares owned or held of record by such Stockholder and cause the Director(s) designated by such Stockholder(s) to elect such successor Director, provided that (A), if such proposed successor Director is an employee holding a management position with the Company or its principal German subsidiary (WG or its successor), such person has been approved by a Supermajority Vote or (B) such person has not been disapproved by the Board for Good Reason.

          (e) In the event that the Chief Executive Officer shall be removed under Section 2.2(j) or shall otherwise be unable to serve due to death, resignation, disability or otherwise, then each of the WG Directors and the Wavetek Directors shall have the right to nominate one or more successor candidate and the Stockholders shall elect one of such successor candidates designated by the Board in accordance with Section 2.2(j); provided, however, that pending appointment of the new Chief Executive Officer, the Board, by a majority vote, will appoint an interim Chief Executive Officer; provided, further, that if a Supermajority of the Board has not approved a candidate to fill such vacancy for a period of 26 weeks, then such vacancy shall be filled by a successor candidate nominated by Terence J. Gooding, Albrecht Wandel and Frank Goltermann, acting unanimously.

          (f) The Board shall appoint an audit committee (the "AUDIT COMMITTEE"), a compensation committee (the "COMPENSATION COMMITTEE") and an executive committee (the "EXECUTIVE COMMITTEE") at the Effective Time.

As of the Effective Time, the Audit Committee shall be comprised of Malcolm Bates, Albrecht Wandel and Susan C. Schnabel, and the Compensation Committee shall be comprised of Albrecht Wandel (who shall serve as Chairman), Terence
J. Gooding and Peter Nolan. The Compensation Committee and the Audit Committee shall be delegated such authority as is normal and customary for a U.S. corporation and shall recommend matters to the Board of Directors for approval.

          (g) The Executive Committee shall be comprised of three Directors. The quorum required for action by such committee shall be three Directors and unanimous consent shall be required for all actions taken by it. The Executive Committee shall be delegated such authority as is normal and customary for a U.S. corporation and as set forth in the Board Approval Policy, but shall not be delegated authority to approve matters that require a Supermajority Vote (as defined in Section 2.2). If any WG Director serving as a member of the Executive Committee ceases to serve on such committee, the Director appointed to replace such person as a member of the Executive Committee shall be designated by the WG Directors. If any Wavetek Director serving as a member of the Executive Committee ceases to serve on such committee, the Director appointed to replace such person as a member of the Executive Committee shall be designated by the Wavetek Directors.

As of the Effective Time, the Executive Committee shall be comprised of Terence J. Gooding (who shall be Chairman), Albrecht Wandel and Peter Wagner.

          (h) At the Effective Time, the Chairman of the Board shall be Terence J. Gooding (with the roles and responsibilities set forth on Annex
1), the Vice Chairman of the Board and the Chairman of the Compensation Committee shall be Albrecht Wandel and the Chief Executive Officer shall be Peter Wagner (with the roles and responsibilities set forth on Annex 2). The Company shall employ Peter Wagner as Chief Executive Officer pursuant to employment agreements agreed to between the Company and such individual prior to the Effective Time. Terence J. Gooding shall not be an executive officer of the Company.

          (i) The rights of any of the Wandel Stockholders, the Goltermann Stockholders, HF, Gooding, DLJMB and GEI to designate one or more Directors pursuant to this Agreement will terminate if such Stockholder and its Affiliates cease to beneficially own at least 4% of the outstanding shares of Common Stock (whereupon such Stockholder shall be referred to as a "Disqualified Stockholder"); provided, however, that the WG Stockholders (excluding any Disqualified Stockholder), as a group, and the Wavetek Stockholders (excluding any Disqualified Stockholder), as a group, each will have the right to appoint (a) one or more replacement WG Directors or Wavetek Directors, respectively, so long as they, together with their Affiliates, beneficially own as a group in excess of 30% of the outstanding shares of Common Stock; (b) one or more replacement WG Directors or Wavetek Directors, respectively, such that the total number of Directors appointed by such group does not exceed 3 so long as they beneficially own as a group 30% or less but in excess of 20% of the outstanding shares of Common Stock; and (c) one or more replacement WG Directors or Wavetek Directors, respectively, such that the total number of Directors appointed by such group does not exceed 2 so long as they beneficially own as a group 20% or less but in excess of 10% of the outstanding shares of Common Stock.

          (j) HF shall be entitled to bring one non-voting observer to each meeting of the Board of Directors. During the one year period following the Effective Time and thereafter until the Board determines otherwise, the WG Directors shall be entitled to retain, at the expense of the Company for the one year period following the Effective Time and thereafter at their expense, a legal advisor to advise them with respect to matters relating to the Company, and a representative of such legal advisor shall be permitted to attend meetings of the Board unless a majority of the members of the Board determine that such representative should not participate in any particular deliberations of the Board.

     2.2 APPROVAL OF CERTAIN TRANSACTIONS. In addition to any approval of the Board required by applicable law and the Board Approval Policy, the following transactions shall require a Supermajority Vote unless such action may be taken by the Board by simple majority vote, by the Executive Committee or by the Chief Executive Officer in accordance with the Board Approval
Policy:

          (a) any merger, consolidation or liquidation of the Company or any of its subsidiaries;

          (b) any purchase or other acquisition by the Company or any of its subsidiaries of, in one or a series of transactions, any other Person;

          (c) any joint venture, partnership or establishment of non-wholly owned subsidiaries;

          (d) any significant change in or expansion of the business of the Company or any of its subsidiaries outside of the business conducted by the Company and its subsidiaries (including WG) at the Effective Time;

          (e) any sale, lease, exchange or other disposition of a substantial part of the assets, including a line of business, division or subsidiary of the Company;

          (f) any incurrence by the Company or its subsidiaries of indebtedness, or any mortgage, pledge or grant of lien or security interest in assets of the Company or its subsidiaries, in each case in an amount in excess of $10,000,000;

          (g) any Capital Expenditures or Capital Leases in excess of the amounts specified in the Board Approval Policy;

          (h) any issuance or sale of securities by the Company or any of its subsidiaries, including any Initial Public Offering of Common Stock, any registration of securities under the Securities Act of 1933 and any grant of registration rights, PROVIDED that any issuance or sale of securities upon exercise of stock options or pursuant to any Employee Benefit Plan (and, following the Initial Public Offering, the registration of any securities in connection therewith) shall not be subject to the voting requirements of this
Section 2.2;

          (i) any payment of dividends by the Company and any repurchase or redemption of securities or debt of the Company, PROVIDED that (i) repurchases of Common Stock and stock options from employees of the Company,
(ii) payment and prepayment of Bank Debt and (iii) redemptions of other debt in accordance with its terms shall not be subject to the voting requirements of this Section 2.2;

          (j) the appointment or removal of the Chief Executive Officer or Chairman of the Board or any changes in the roles or responsibilities of the Chief Executive Officer or the Chairman of the Board as set forth in Annex 1 and Annex 2;

          (k) any agreement or transaction between the Company and any Affiliates not in the ordinary course of business or involving consideration (whether cash, securities, property or otherwise) in excess of $5 million; PROVIDED, HOWEVER, that the foregoing shall not restrict (A) transactions between the Company and any of its subsidiaries, or among any of such subsidiaries, (B) payments or advances to employees of the Company or its subsidiaries in the ordinary course of business, (C) transactions pursuant to any Employee Benefit Plan, (D) transactions contemplated by this Agreement, the Exchange Agreement or agreements (including the issuance of the notes, the cancellation of loans of stockholders of WG, the entering into of employment agreements with Terence J. Gooding and Peter Wagner and the issuance of new options to purchase Common Stock) entered into in connection with the Exchange and (E) transactions pursuant to any arrangements existing on the date hereof;

          (l) any action to amend or repeal any provision of the Certificate or Bylaws, including any change in the size of the Board;

          (m) removal or appointment of the Company's independent accountants and any material change to the Company's accounting policies or practices;

          (n) any adoption or amendment of employment contracts or benefit plans relating to officers of the Company or its subsidiaries;

          (o)    any approval of amendments to this Agreement;

          (p)    any approval of the annual budget of the Company;

          (q)    exercise of the right of first offer provided in Section 4.1;

          (r) approval of the Board Approval Policy or any amendment or modification thereto;

          (s)    approval or disapproval of a successor Director pursuant to
Section 2.1(d); and

          (t)    approval of anti-takeover measures.

     2.3 QUORUM. At any time this Agreement is in effect, a quorum of the Board shall consist of six Directors.

     2.4  VOTING RIGHTS OF STOCKHOLDERS.

          (a) The Common Stock shall have one vote per share and no cumulative voting.

          (b) Ordinary corporate actions shall require a majority vote of all Stockholders. At least 662/3% of all Stockholders shall determine whether to approve: (i) any merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company and (ii) any action to amend or repeal any provision of the Certificate or Bylaws (the "SPECIAL STOCKHOLDER APPROVAL").

     2.5 STOCKHOLDER VOTES. Each of the Stockholders agrees to vote all of its shares of Common Stock (i) following any Stockholder vote pursuant to
Section 2.4(b), "FOR" any such matter receiving Special Stockholder Approval pursuant to Section 2.4(b), (ii) following any Stockholder vote pursuant to
Section 2.4(b), "AGAINST" any such matter failing to receive Special Stockholder Approval in accordance with Section 2.4(b) and (iii) for each of the designees appointed to the Board pursuant to this Agreement.

     2.6 CERTIFICATE AND BYLAWS. (a) At the Effective Time, the Certificate and the Bylaws shall be amended and restated to give effect to the provisions set forth in this Agreement.

          (b) The Stockholders further agree to cause the Certificate to be amended to change the name of the Company to a name agreed to by the Executive Committee at or prior to the Effective Time.

     2.7 INDEPENDENT AUDITORS. The independent auditors for the fiscal year ending September 30, 1999 shall be Ernst & Young LLP, with Arthur Andersen LLP performing approximately 50% of the work. The Audit Committee shall select and the Board shall approve the independent auditors for the Company for each year thereafter.

     2.8 STOCKHOLDER DECISIONS. Any decision to be made as a group by the Wavetek Stockholders under this Agreement shall be made by Wavetek Stockholders owning more than 50% of all the Common Stock owned by the Wavetek Stockholders. Any decision to be made as a group by the WG Stockholders under this Agreement shall be made by WG Stockholders owning more than 50% of all the Common Stock owned by the WG Stockholders.

                                 ARTICLE III

                           TRANSFER RESTRICTIONS;
                        CERTAIN PERMITTED TRANSFERS;
                            INVOLUNTARY TRANSFERS

     3.1 TRANSFERS. Any Transfer of Common Stock in violation of this Agreement shall be void AB INITIO. Any Transfer of a majority of the equity interest in an Affiliate of a Stockholder that first acquired shares of Common Stock as a result of a Permitted Transfer shall be deemed to be a Transfer of Shares by such Stockholder.

     3.2 SALE OF CONTROL. Each Stockholder, acting alone or together with any other stockholder or stockholders pursuant to a Common Plan, shall not Transfer any securities of the Company to any Person if, as a result of such Transfer, such Person would become the Beneficial Owner, directly or indirectly, of securities of the Company representing 40% or more of the Total Voting Power of the Company, UNLESS such Person offers to purchase all outstanding equity securities from all Stockholders at the same price and on the same terms as the selling Stockholder. This Section 3.2 shall not apply to Transfers of any securities of the Company by and among any Stockholder pursuant to an exercise of a Right of First Offer pursuant to Section 4.1.

     3.3 CERTAIN PERMITTED TRANSFERS. None of the restrictions contained in this Agreement with respect to Transfers of Shares shall apply:

          (i) to any gift or sale of Shares by any Stockholder to an Affiliate of such Stockholder;

         (ii) to any Transfer to a legal representative, conservator or guardian of a Stockholder if such Stockholder becomes mentally incompetent or otherwise become incapable of taking care of his or her business affairs;

        (iii) to any Transfer by a Stockholder who is a natural person by will, intestacy laws or the laws of descent or survivorship;

         (iv) to any Transfer by a Stockholder who is a natural person by the laws of community property or otherwise pursuant to a court order upon the divorce of such Stockholder; or

          (v) to a Transfer from the custodian or trustee of an individual retirement account or other self-directed employee benefit plan to the beneficiary of such account or plan provided that in all events such beneficiary will at all times control the voting and transfer rights of the subject Shares and shall become a signatory hereto;

PROVIDED, HOWEVER, that in the case of any Transfer described in one or more of clauses (i) through (v), inclusive, above (each a "PERMITTED TRANSFER" and collectively the "PERMITTED TRANSFERS" and the transferee being a "PERMITTED TRANSFEREE"):

                 (A) each Permitted Transferee shall have executed and delivered to the Company, as a condition precedent to any Transfer of Shares, a written agreement in substantially the form of Annex 3 hereto confirming that such Transferee agrees to be bound by the terms of this Agreement and shall have submitted to the Company such evidence as the Company may reasonably request to demonstrate that such Transfer is a Permitted Transfer; and

                 (B) the certificates issued to the Permitted Transferee which represent the Shares so Transferred shall bear the legends provided in
Section 6.1.

     3.4 PLEDGES. None of the restrictions contained in this Agreement with respect to Transfers of Shares shall apply to the Transfer of a bona fide pledge of Shares by a Stockholder to a commercial bank, savings and loan institution or any other lending institution as security for any indebtedness of such Stockholder to such lender, if prior to any such pledge, the pledgee shall deliver to the Company its written agreement (which shall expressly be stated to be for the benefit of the Company and each Stockholder), in form and substance satisfactory to the Company, that upon any foreclosure or similar event, the Transfer occasioned thereby will be subject to the Right of First Offer (hereinafter defined) (but not the Tag-Along Right (hereinafter defined)), and, upon acquiring any Share pursuant to such Transfer, such pledgee shall assume and be bound by all the terms of this Agreement.

     3.5 CONSENT OF DIRECTORS. Notwithstanding anything to the contrary contained in this Agreement, a Stockholder may Transfer Shares (and the Company shall reflect on its books such Transfer) if the specific terms of such Transfer and the Transferee thereof shall, prior to the effectiveness of such Transfer, have been approved by a unanimous vote of all or Directors at a meeting of all Directors duly called and held or acting by written consent.

                                 ARTICLE IV

                  RIGHT OF FIRST OFFER: TAG-ALONG RIGHTS;
                           CERTAIN PURCHASE RIGHTS

     4.1. RIGHT OF FIRST OFFER.

          (a) GENERAL. If a Stockholder ("SELLING STOCKHOLDER") proposes to sell or Transfer Shares of such Stockholder to a third party (a "PROPOSED SALE"), the Selling Stockholder must first offer such Shares to other Stockholders and the Company (the "RIGHT OF FIRST OFFER") at the same price and on the same terms and conditions as the Proposed Sale (except that any Stockholder exercising its Right of First Offer shall be entitled to pay cash for the purchase price) in accordance with Sections 4.1, 4.2 and 4.3:

          (i) the consideration for the Proposed Sale shall consist solely of cash, cash equivalents or marketable securities;

         (ii) the Selling Stockholder shall deliver an Offering Notice to the Company and each of the Stockholders;

        (iii)    if such Selling Stockholder is any of the Wandel
Stockholders, the Goltermann Stockholders, Wagner or HF, or any party acquiring such Shares from such Selling Stockholders pursuant to a Permitted Transfer (each such

Stockholder who, together with its Affiliates, beneficially owns 4% or more of the outstanding shares of Common Stock, a "WG HOLDER," and collectively, the "WG HOLDERS"), the other WG Holders shall have a pro rata Right of First Offer on such Shares;

         (iv) if such Selling Stockholder is any of Gooding, DLJMB, GEI or an Other Wavetek Stockholder, or any party acquiring such Shares from such Selling Stockholder pursuant to a Permitted Transfer (each such Stockholder who, together with its Affiliates, beneficially owns 4% or more of the outstanding shares of Common Stock, a "WAVETEK HOLDER", and collectively the "WAVETEK HOLDERS"), the other Wavetek Holders shall have a pro rata Right of First Offer on such Shares;

          (v) each WG Holder or Wavetek Holder, as the case may be, shall give a Purchase Notice or a Refusal Notice to the Company and each of the Stockholders within 10 days of receipt of the Offering Notice; and

         (vi) if the WG Holders pursuant to Section 4.1(a)(iii) or the Wavetek Holders pursuant to Section 4.1(a)(iv), as the case may be, decline to purchase all of the Shares in the Proposed Sale, the Company shall have a Right of First Offer on such remaining Shares. The Company shall give a Purchase Notice or a Refusal Notice to all Stockholders within 10 days after receipt of the WG Holders' or Wavetek Holders' Refusal Notice; PROVIDED, HOWEVER, that in the event the Company declines to purchase all of the remaining Shares, any other Stockholder (excluding any WG Holder or Wavetek Holder that was offered the prior right to acquire all or a portion of such Shares pursuant to a Right of First Offer pursuant to Section 4.1(a)(iii) or
(iv)), may elect to purchase such remaining Shares by giving a Purchase Notice within 10 days after receipt of the Company's Refusal Notice. Such other Stockholder or Stockholders electing to purchase any Shares in the Proposed Sale shall participate on a pro rata basis. Any failure by a party hereto to give a Purchase Notice or a Refusal Notice in a timely manner as contemplated herein shall have the same effect as the giving of a Refusal Notice by such party.

          (b) In the event that all of the Shares are not sold pursuant to the Right of First Offer set forth in Section 4.1(a), and the Selling Stockholder has complied with Section 4.2 below (to the extent Section 4.2 is operative), the Selling Stockholder may sell, at any time within 90 days from the date of the last Refusal Notice, the Shares in the Proposed Sale in cash, cash equivalents or marketable securities at a price per share equal to or greater than and on other terms and conditions no more favorable to the purchaser than those of the Proposed Sale.

          (c) Section 4.1(a) shall not apply to Transfers (i) pursuant to the Initial Public Offering or any subsequent registered offering, (ii) pursuant to a sale of securities of the Company pursuant to Rule 144 under the Securities Act of 1933, (iii) that constitute Permitted Transfers or (iv) by any WG Holder to any other WG Holder or by any Wavetek Holder to any other Wavetek Holder.

     4.2. TAG-ALONG RIGHT. Except in the case of a proposed transfer by HF of all of its shares, which shares constitute in excess of 10% of the outstanding shares of Common Stock, in which case this Section 4.2 shall not be operative, in the event that the Right of First Offer set forth in Section
4.1 is not exercised, each of the Stockholders not a Selling Stockholder (the "TAG-ALONG STOCKHOLDERS") shall have the right (the "TAG-ALONG RIGHT") to include up to the following number of its Shares in the Proposed Sale: the total number of Shares proposed to be sold by the Selling Stockholder in the Proposed Sale MULTIPLIED BY a fraction the numerator of which is the number of Shares owned by such Tag-Along Stockholder and the denominator of which is the aggregate number of Shares owned by such Selling Stockholder and by all Tag-Along Stockholders exercising their Tag-Along Rights hereunder. Any shares of Tag-Along Stockholders so included will reduce the number of shares to be sold by the Selling Stockholder. Any Shares purchased from such Stockholders pursuant to this Section 4.2 shall be at the same price per Share and upon the same terms and conditions as such Proposed Sale.

          Prior to making any Transfer pursuant to Section 4.1(b) hereof, the Selling Stockholder shall give written notice to the Company and all other Stockholders of such Stockholders' right to exercise their Tag-Along Right in accordance herewith (the "Tag-Along Announcement"). The Tag-Along Announcement shall indicate, in a schedule attached thereto, the maximum number of shares of Common Stock that each such other Stockholder may sell pursuant to its exercise of its Tag-Along Right pursuant to this Section 4.2. Any

Stockholder delivering a written notice to the Selling Stockholder (the "TAG-ALONG NOTICE") within 10 days following its receipt of the Tag-Along Announcement shall be entitled to exercise the Tag-Along Right. The Tag-Along Notice shall state the number of Shares that such Stockholder proposes to include in such Transfer to the proposed purchaser determined as aforesaid.

          The Company agrees not to effect any transfer of Shares by any Stockholder until it has received evidence reasonably satisfactory to it that the Tag-Along Right, if applicable to such transfer, has been complied with.

     4.3 BRING-ALONG RIGHT. Prior to and after the Initial Public Offering, subject to Section 4.1, if Stockholders owning or holding beneficial ownership of at least 75% of all issued and outstanding Shares held by Stockholders if the Stockholders collectively own more than 40% of the issued and outstanding Shares (the "PROPOSING STOCKHOLDERS") elect to sell all of such Stockholders' Shares to any Person not a party to this Agreement for consideration consisting solely of cash or cash equivalent, such Proposing Stockholders shall have the right to require the Transfer of all other Stockholders' Shares to such Person at the same price and on the same terms and conditions as such Proposing Stockholders (the "Bring-Along Right").
Such Proposing Stockholders shall give written notice to such other Stockholders stating their exercise of the Bring-Along Right and the terms and conditions of the requested Transfer. Upon receipt of such notice, such other Stockholders shall transfer such other Stockholders' Shares in accordance with such notice.

                                   ARTICLE V

                             REGISTRATION RIGHTS

     5.1  REGISTRATION ON REQUEST.

          (a) One or more Stockholders owning or holding of record greater than 10% of the issued and outstanding Common Stock shall have a right ("Post-Offering Registration Right") to require the Company, as expeditiously as possible, to use its best efforts to effect the registration of the Shares that such Stockholders shall request, pursuant to a Registration Statement, subject to the following limitations:

          (i) such Post-Offering Registration Right may be exercised by any Stockholder only on one occasion, by written notice given to the Company;

         (ii) the shares to be registered (if other than by HF) shall have an aggregate offering price of at least $10 million; and

        (iii) the Company shall not be required to effect a registration pursuant to Section 5.1(a) within 9 months of an effective Registration Statement (as defined in Section 5.1(c)) pursuant to this Section 5.1 or as to which the registration rights afforded by Section 5.2 apply.

          (b) EXPENSES. The Company shall pay all (and will promptly reimburse to the Stockholders to the extent they have borne any) Registration Expenses in connection with each registration of Shares pursuant to this
Section 5.1 regardless of whether such Registration Statement becomes effective. Each of the Stockholders requesting the registration of Shares and the Company, if the Company included securities not owned or held of record by such requesting Stockholders, shall pay all underwriting discounts and commissions and transfer taxes, if any, on the basis of the relative number of Shares registered then owned or held of record by such Stockholders and the Company, if applicable.

          (c) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 5.1 and Section 5.2 will not be deemed to have been effected unless it has become effective; PROVIDED, that if, within the period ending on the earlier to occur of (i) 90 days after the applicable Registration Statement has become effective or (ii) the date on which the distribution of the securities covered thereby has been completed, the offering of securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such Registration Statement will be deemed not to have been effected; provided, however, if any Stockholder exercising its right to request a registration pursuant to this Section 5.1 shall withdraw from a registration so requested after the filing thereof, such registration will be deemed to have been effective with respect to such Stockholder in accordance with this Section 5.1.

          (d) MATERIAL TRANSACTION. The Company may delay the filing or effectiveness of any Registration Statement for a period of up to 180 days after the request for registration pursuant to this Section 5.1 if a Material Transaction exists or is pending at such time.

          (e) PRIORITY IN REGISTRATIONS ON REQUEST. If a registration pursuant to this Section 5.1 involves an underwritten offering and the managing underwriter with respect to such offering advises the Stockholders participating in such registration in writing that, in its opinion, the number of Shares which the Stockholders and any other persons intended to be included in such registration exceeds the largest number of Shares which can be sold in such offering without having an adverse effect on the offering of Shares as contemplated by such Stockholders, then the Company will include in such registration (i) first, in the case of any registration following the Initial Public Offering in which HF shall be entitled to register Shares pursuant to Section 5.1 or 5.2 hereof, such shares requested by HF, if any,
(ii) second, all the shares the Company proposes to sell for its own account and (iii) third, the Shares which the Stockholders (excluding HF in the event clause (i) shall be applicable with respect to such registration) have requested to be included in such registration pursuant to Section 5.1 and which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, such reduced number of Shares shall be allocated pro rata among all requesting Stockholders on the basis of the relative number of Shares then owned or held of record by each such Stockholder (provided that (A) any shares thereby allocated to any Wavetek Stockholder that exceed such Wavetek Stockholder's request will be first reallocated among the remaining requesting Wavetek Stockholders in like manner and (B) any shares thereby allocated to any WG Stockholder that exceed such WG Stockholders' request will first be reallocated among the remaining requesting WG Stockholders in like manner).

     5.2  INCIDENTAL REGISTRATION.

          (a) RIGHT TO INCLUDE SECURITIES. In connection with the Initial Public Offering and during the two-year period from the effective date of the Registration Statement filed pursuant to an Initial Public Offering, each time the Company proposes to register Shares under the Securities Act

(other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, pursuant to a Registration Statement, the Stockholders shall have the right to require the Company to register the Shares of such Stockholder, subject to the limitations set forth in Section 5.2(c). The Company shall give prompt written notice to all Stockholders of its intention to register Shares and of the Stockholders' rights under this Section 5.2(a). Upon the written request of any Stockholder made within 30 days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by such Stockholder and such Stockholder's proposed manner of disposition of such Shares), the Company shall use its best efforts to effect the registration of such Shares under the Securities Act; PROVIDED that (i) if, at any time after giving written notice of its intention to register any Shares and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration, the Company may, at its election, give written notice of such determination to the Stockholders that had given notice to participate in such registration and thereupon shall be relieved of its obligation to register any securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering by the Company, all Stockholders requesting to have Shares included in the Company's registration must Transfer such Shares to such underwriters who shall have been selected by the Company on the same terms and conditions as are applicable to the Company (except for the Company's obligation to pay all Registration Expenses), with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings. If a proposed registration pursuant to this Section 5.2(a) involves such an underwritten public offering, any Stockholder making a request under this Section 5.2(a) in connection with such registration may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw such request and not to have such securities registered in connection with such registration; provided, however, such withdrawing Stockholder shall be responsible for reimbursing the Company for expenses it incurred directly as a consequence of such incidental registration (including any filing fees paid in connection therewith).

          (b) EXPENSES. The Company shall pay all (and shall promptly reimburse to the Stockholders to the extent they have borne any) Registration Expenses in connection with each registration of the Shares requested pursuant to this Section 5.2, regardless of whether the Registration Statement filed in connection with such registration becomes effective. Each of the Stockholders requesting the registration of Shares and the Company shall pay all underwriting discounts and commissions and transfer taxes, if any, on the basis of the number of Shares registered by such Stockholders and the Company.

          (c) PRIORITY IN INCIDENTAL REGISTRATIONS. If a registration pursuant to this Section 5.2 involves an underwritten offering by the Company and the managing underwriter with respect to such offering advises the Company in writing that, in its opinion, the number of Shares which the Company, the Stockholders and any other persons intended to be included in such registration exceeds the largest number of Shares which can be sold in such offering without having an adverse effect on the offering of Shares as contemplated by the Company (including the price at which the Company proposes to sell the Shares), then the Company will include in such registration (i) first, in the case of the Initial Public Offering only, such Shares requested by HF, if any, to enable it to reduce its ownership of shares in the Company immediately following consummation of the Initial Public Offering to not less than 10% of the outstanding shares (provided that any shares thereby allocated to HF will reduce the shares available to other WG Stockholders pursuant to clause (iv) and (v)), (ii) second, in the case of any registration other than the Initial Public Offering in which HF shall be entitled to register Shares either pursuant to Section 5.1 or 5.2 hereof, such shares requested by HF, if any, (iii) third, all the shares the Company proposes to sell for its own account, (iv) fourth, the Shares which the Stockholders have requested to be included in such registration pursuant to
Section 5.1 hereof (with any necessary proration thereof to be effected in accordance with Section 5.1(e)) and (v) fifth, the Shares which the Stockholders (excluding HF in the event either clause (i) or (ii) shall be applicable with respect to such registration) have requested to be included in such registration pursuant to Section 5.2 hereof and which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, such reduced number of Shares shall be allocated pro rata among all requesting Stockholders on the basis of the relative number of Shares then owned or held of record by each such Stockholder (provided that (A) any shares thereby allocated to any Wavetek Stockholder that exceed such Wavetek Stockholder's request will be first reallocated among the remaining requesting Wavetek Stockholders in like manner and (B) any shares thereby allocated to any WG Stockholder that exceed such WG Stockholders' request will be first reallocated among the remaining requesting WG Stockholders in like manner).

     5.3 REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect or cause the registration of Shares under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

          (a) prepare and, if the registration is pursuant to notice given under Section 5.1, in any event within 60 days after the giving of notice pursuant to Section 5.1, file with the SEC a Registration Statement with respect to such Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the such Shares in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain effective; PROVIDED, HOWEVER, that the Company may discontinue any registration of Shares for its own account which is being effected pursuant to Section 5.2 at any time prior to the effective date of the Registration Statement relating thereto;

          (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of 180 days or such lesser period of time as the Company or any Stockholder may be required under the Securities Act to deliver a prospectus in connection with any sale of Shares, and to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Stockholder or Stockholders thereof set forth in such Registration Statement;

provided, that before filing a Registration Statement or prospectus, or any amendments or supplements thereto, the Company will furnish to the Stockholders and their counsel copies of all documents proposed to be filed, which documents will be subject to the prompt review of such counsel and will not be filed if such counsel reasonably objects;

          (c) furnish to each Stockholder of such Shares such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and summary prospectus and prospectus supplement, as applicable), each in conformity with the requirements of the Securities Act, and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of Shares by such Stockholder;

          (d) use its best efforts to register or qualify such Shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Stockholder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition in such jurisdictions of the Shares owned by such Stockholder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 5.3(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause such Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Stockholder or Stockholders thereof to consummate the disposition of such Shares;

          (f) notify each Stockholder of any such Shares covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 5.3(b), of the Company's becoming aware that the prospectus included in such Registration Statement, as then in effect, includes or may include an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Stockholder, prepare and furnish to such Stockholder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company may delay the preparation of such amended or supplemental prospectus for a period of up to 180 days if a Material Transaction exists or is pending at such time;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Stockholders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the Registration Statement, an earning statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

          (h) cause all such Shares to be listed on any securities exchange on which the Common Stock is then listed, if such Shares are not already so listed and if such listing is then permitted under the rules of such exchange, or to be quoted on the Nasdaq National Market System if the Common Stock is quoted thereon, and to provide a transfer agent and registrar and a CUSIP number for such Shares covered by such Registration Statement, in each case no later than the effective date of such Registration Statement;

          (i) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of Shares or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares;

          (j) obtain a "comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "comfort" letters as the Stockholder or Stockholders of a majority of the Shares covered by such Registration Statement shall reasonably request;

          (k) make available for inspection by representatives of the Stockholders of Shares covered by such Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Stockholders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement; and

          (l) permit any Stockholder to participate in the preparation of such Registration Statement and to require the insertion therein of material regarding such Stockholder, furnished to the Company in writing, which in the reasonable judgment of such Stockholder and its counsel should be included.

          The Company may require each Stockholder of the Shares for which a registration is being effected to furnish the Company with such information regarding such Stockholder (pertinent to the disclosure requirements relating to the registration and the distribution of such Shares) as the Company may from time to time reasonably request in writing.

          Each Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.3(f), such Stockholder will forthwith discontinue disposition of such Shares pursuant to the Registration Statement covering such Shares until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.3(f) and, if so directed by the Company, such Stockholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Stockholder's possession, of the prospectus covering such Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 5.3(b) shall be extended by the number of days in the period from the date of the giving of such notice pursuant to
Section 5.3(f) through the date when each seller of Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5.3(f).

     5.4  INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any Shares under the Securities Act pursuant to Section 5.1 or 5.2, the Company hereby indemnifies and agrees to hold harmless each Stockholder of Shares covered by such Registration Statement, each Affiliate of such Stockholder and their respective directors, officers, employees, agents, and general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Stockholder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject to under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the

Company by such Indemnified Party expressly for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or any Indemnified Party and shall survive the transfer of such securities by such Stockholder.

          (b)    INDEMNIFICATION BY THE STOCKHOLDERS AND UNDERWRITERS.   The
Company may require, as a condition to including any Shares in any Registration Statement filed in accordance with Sections 5.1 or 5.2 herein, that the Company shall have received an undertaking reasonably satisfactory to it from the Stockholder of such Shares or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.4(a)) the Company, all other Stockholders including Shares in such Registration Statement or any underwriter, as the case may be, and any of their respective affiliates, directors, officers, employees, agents, general and limited partners and controlling Persons, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Stockholder or underwriter furnished to the Company by such Stockholder or underwriter expressly for use in the preparation of such Registration Statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided that no Stockholder shall be liable pursuant to this clause (b) for any amount in excess of the net proceeds received by such Stockholder from the sale of Shares covered by the Registration Statement giving rise to the claim for indemnification. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Stockholders, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such Shares by such Stockholder.

          (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.4, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party, give written notice to the latter of the commencement of such action; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Sections 5.4(a) or 5.4(b), except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between the Indemnified Parties and the applicable Indemnifying Party may exist in respect of such claim, the Indemnifying Party will be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If the Indemnified Party has been advised by counsel that having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the Indemnifying Party to represent or defend such Indemnified Party in such action, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (and not more than one separate firm of local counsel at any time for all such Indemnified Parties) in such action. No Indemnifying Party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

          (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in this Section 5.4 (with appropriate modifications) shall be given by the Company and each Stockholder with respect to any required registration or other qualification of Shares under any federal or state law or regulation or governmental authority other than the Securities Act.

          (e) CONTRIBUTION. If recovery is not available under the foregoing indemnification provisions of this Section 5.4 for any reason, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Shares (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was fasserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances.

          The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this paragraph (e) were determined by pro rata allocation (even if the sellers of Shares were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4, no seller of such Shares shall be required to contribute any amount in excess of the net proceeds received by such seller from the sale of such Shares covered by the Registration Statement giving rise to the claim for contribution. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)     NON-EXCLUSIVITY.  The obligations of the parties under this
Section 5.4 shall be in addition to any liability which any party may otherwise have to any other party.

                                   ARTICLE VI

                                 MISCELLANEOUS

     6.1 LEGENDS. The certificates representing the Shares to be purchased by or are owned or held of record by each of the Stockholders, as the case may be, shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF JUNE 12, 1998. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OP SUCH AGREEMENTS, COPIES OF WHICH ARE ON FILE WITH THE COMPANY."

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EXEMPTION THEREFROM UNDER THE ACT OR LAW OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

     Each of the parties hereto agrees that it will not Transfer any Shares without complying with each of the restrictions set forth herein and agrees that in connection with any such Transfer it will, if requested by the Company, deliver at its expense to the Company an opinion of counsel (including in-house or special counsel), in form and substance reasonably satisfactory to the Company and counsel for the Company, that such Transfer is not in violation of the securities laws of the United States of America or any state thereof; PROVIDED, HOWEVER, that in case of any sale or other Transfer of Shares to any person or entity who is an "accredited investor" (as such term is defined and used in Rule 501 of Regulation D under the Act), no opinion of counsel shall be required if the transferor obtains a representation from such person or entity that it is an accredited investor and is acquiring such Shares for its own account and with no intention of distributing or reselling said Shares or any part thereof, or interest therein, in any transaction that would violate the securities laws of the United States of America or any state thereof, without prejudice, however, to such person's or entity's right at all times to Transfer all or any part of said Shares pursuant to an effective Registration Statement under the Act or any exemption from such registration available under the Act, and subject, nevertheless, to such person's or entity's disposition of its property being at all times within its control.

     6.2 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (E.G., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to the Company addressed to:

                 Wavetek Corporation
                 1030 Swabia Court
                 P.O. Box 13585
                 Research Triangle Park, NC 27709-3585
                 Telecopier No.:
                 Attention: Chief Executive Officer

          With a copy to:

                 Sullivan & Cromwell
                 444 South Flower Street
                 Los Angeles, CA 90071
                 Telecopier No.: (213) 683-0457
                 Attention: Alison S. Ressler

          If to any Stockholder to such Stockholder at the address indicated on Annex 4 hereto.

     6.3 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

     6.4 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. (a) This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including, without limitation, the Prior Agreement and other agreements among the stockholders of Wavetek and/or WG prior to the Effective Time. This Agreement may not be terminated or amended except by an instrument in writing signed on behalf of the Stockholders holding at least 70% of the outstanding Shares held by Stockholders; provided that any amendment that expressly alters the rights of any Stockholder differently from other Stockholders shall require the consent of such affected Stockholder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          (b) It being the intent of the Stockholders that this Agreement shall be the sole and exclusive agreement with respect to the matters set forth herein, during the term of this Agreement, each Stockholder agrees (i) not to enter into any other agreements or arrangements that are in conflict with or are expressly governed by the terms of this Agreement, (ii) not to grant a proxy to any party with respect to the voting of its Common Stock (other than routine proxies granted to approve matters recommended by the Board of Directors) or (iii) not to enter into any agreement with any other holder of Common Stock of the Company (including Stockholders) with respect to the voting of shares of Common Stock except, in the case of clauses (i),
(ii) or (iii) above, for agreements or arrangements (a) approved or consented to by the holders of at least 70% of the outstanding Common Stock held by Stockholders, (b) agreements or arrangements between any Stockholder and its Affiliates and (c) agreements or arrangements pursuant to the Company's Employee Benefit Plans.

          (c) The representations, warranties, covenants and indemnification obligations contained in the Stock and Recapitalization Agreement, dated as of May 23, 1997, among Wavetek and the other parties thereto, shall terminate at the Effective Time.

     6.5 SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and assigns including any party to which any Stockholder has transferred or sold his or its Shares. Except as provided herein, each transferee of Shares from a party hereto or a Permitted Transferee thereof shall take such Shares subject to the same restrictions as existed in the hands of the transferor.

     6.6 CONSENT TO SPECIFIC PERFORMANCE. The parties hereto declare that it is impossible to measure in money the damages which would accrue to a party by reason of failure to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

     6.7 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent person or persons or entity or entities may require.

     6.8 EFFECTIVENESS; TERMINATION. This Agreement shall only be effective as of the Effective Time. Unless earlier terminated by mutual agreement among the parties hereto, this Agreement shall in any event terminate when the Stockholders collectively own or hold of record less than 35% of the outstanding Shares.

     6.9 CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF.

     6.10 JURISDICTION; WAIVERS. Each of the parties hereto hereby irrevocably submits in any legal action or proceeding relating to or arising out of this Agreement or any other document relating hereto or delivered in connection with the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the United States District Court for the District of Delaware, and appellate courts thereof. Each of the parties hereto further (a) consents that any such action or proceeding may be brought in such court and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (b) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 6.2 or at such other address of which such party shall have given notice pursuant thereto; and (c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

     6.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     6.12 FURTHER ASSURANCES. Each of the parties shall execute and deliver such further instruments and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     6.13 CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     6.14 INSPECTION AND COMPLIANCE WITH LAW. Copies of this Agreement will be available for inspection or copying by any Stockholder at the offices of the Company through the Secretary of the Company.

     6.15 TERMINATION OF PRIOR AGREEMENT. This Agreement supersedes and replaces the Prior Agreement, which as of the Effective Time shall be deemed null and void and without further effect.

     6.16 HEADINGS. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     6.17 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.18 BINDING AGREEMENT. This Agreement shall be a binding obligation of each party to this Agreement upon the signature of such party hereto, even if such party executes this Agreement prior to June 12, 1998, and shall not be binding upon any party after June 12, 1998 if all parties have not executed this Agreement by June 12, 1998.

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.


                                        WAVETEK CORPORATION


                                        By: /s/ Terence J. Gooding
                                            -----------------------------------
                                            Name: Terence J. Gooding
                                            Title: Chairman of the Board


                                        DLJ MERCHANT BANKING PARTNERS II, L.P.

                                        By:     DLJ Merchant Banking II, Inc.
                                                Managing General Partner


                                        By: /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Vice President


                                        DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                                        By:     DLJ Merchant Banking II, Inc.
                                                Managing General Partner


                                        By: /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Vice President


                                        DLJ DIVERSIFIED PARTNERS, L.P.

                                        By:     DLJ Diversified Partners, Inc.
                                                Managing General Partner


                                        By: /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Vice President

                                        DLJ DIVERSIFIED PARTNERS-A, L.P.

                                        By:     DLJ Diversified Partners, Inc.
                                                Managing General Partner


                                        By: /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Vice President


                                        DLJMB FUNDING II, INC.


                                        By: /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Vice President


                                        DLJ FIRST ESC L.P.

                                        By:     DLJ LBO Plans Management
                                                Corporation


                                        By: /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Vice President


                                        DLJ EAB PARTNERS, L.P.

                                        By:     DLJ LBO Plans Management
                                                Corporation
                                                General Partner


                                        By: /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Vice President

                                        DLJ MILLENNIUM PARTNERS, L.P.

                                        By:     DLJ Merchant Banking II, Inc.
                                                Managing General Partner


                                        By: /s/ Ivy Dodes
                                            ------------------------------------
                                            Name: Ivy Dodes
                                            Title: Vice President


                                        DLJ MILLENNIUM PARTNERS-A, L.P.

                                        By:     DLJ Merchant Banking II, Inc.
                                                Managing General Partner


                                        By: /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Vice President


                                        DLJ OFFSHORE PARTNERS II, C.V.


                                        By: /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Vice President


                                        UK INVESTMENT PLAN 1997 PARTNERS

                                        By:  UK Investment Plan 1997 Partners,
                                             Inc.
                                             General Partner


                                        By: /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Vice President

                                     GREEN EQUITY INVESTORS II, L.P.

                                     By:  Grand Avenue Capital Partners, L.P.
                                          Grand Avenue Capital
                                          Corporation, its general partner

                                     By: /s/ Peter Nolan
                                         -----------------------------------
                                         Name: Peter Nolan
                                         Title: Partner


                                     SCHRODER UK VENTURE FUND III

                                     By:  Schroder Venture Managers Inc.,
                                          as General Partner of
                                          Schroder UK Venture Fund III LP1

                                     By: /s/ Peter L. Everson  /s/ John W. Evans
                                         ---------------------------------------
                                         Peter L. Everson, Director & VP
                                         John W. Evans, Director & VP


                                     SCHRODER UK VENTURE FUND III

                                     By: Schroder Venture Managers Inc.,
                                         as General Partner of
                                         Schroder UK Venture Fund III LP2

                                     By: /s/ Peter L. Everson  /s/ John W. Evans
                                         ---------------------------------------
                                         Peter L. Everson, Director & VP
                                         John W. Evans, Director & VP


                                     SCHRODER UK VENTURE FUND III

                                     By: Schroder International Trust Company
                                         Limited, as Trustee of
                                         Schroder UK Venture Fund III Trust

                                     By: /s/ Peter L. Everson  /s/ John W. Evans
                                         ---------------------------------------
                                          Peter L. Everson, Director & VP
                                          John W. Evans, Director & VP


                                      YOKOGAWA ELECTRIC CORPORATION

                                      By: /s/ Joichi Ueba
                                          -------------------------------------
                                          Name:  Joichi Ueba
                                          Title:  Senior Vice President

                                        DR. TERENCE J. GOODING

                                        /s/ Terence J. Gooding
                                        ----------------------------------------
                                        Dr. Terence J. Gooding


                                        BARBARA A. GOODING
                                        TERENCE J. GOODING GRAT 1
                                        TERENCE J. GOODING GRAT 2
                                        BARBARA A. GOODING GRAT

                                        By: /s/ Terence J. Gooding
                                            ------------------------------------
                                            Terence J. Gooding, as
                                            Attorney-in-Fact

WAVETEK MANAGEMENT STOCKHOLDERS:


                                        SNOW HILL TRUSTEES
                                        RICHARD J. BERRY
                                        PAUL STEVENSON

                                        By: /s/ Terence J. Gooding
                                            -----------------------------------
                                            Terence J. Gooding, as
                                            Attorney-in-Fact


                                        DEREK T. MORIKAWA

                                        /s/ Derek T. Morikawa
                                        ---------------------------------------
                                        Derek T. Morikawa


                                        MORIKAWA TRUST F/B/O MEGAN K. MORIKAWA

                                        By: /s/ Criss Y. Morikawa
                                            ------------------------------------
                                            Criss Y. Morikawa, as
                                            Trustee


                                        MORIKAWA TRUST F/B/O EVAN T. MORIKAWA

                                        By: /s/ Criss Y. Morikawa
                                            ------------------------------------
                                            Criss Y. Morikawa, as
                                            Trustee

                                        BEN J. CONSTANTINI

                                        /s/ Ben J. Constantini
                                        ----------------------------------------
                                        Ben J. Constantini


WG STOCKHOLDERS:

                                        WANDEL & GOLTERMANN MANAGEMENT
                                        HOLDING GmbH


                                        By: /s/ Peter Wagner
                                            -----------------------------------
                                            Name: Peter Wagner
                                            Title: President and CEO


                                        And: /s/ Karl Heinz-Eisemann
                                             ----------------------------------
                                             Name: Karl Heinz-Eisemann
                                             Title: Vice President Controlling
                                                    and Logistics


                                        ALBRECHT WANDEL

                                        /s/ Albrecht Wandel
                                        ---------------------------------------
                                        Albrecht Wandel


                                        RENATE WANDEL

                                        /s/ Renate Wandel
                                        ---------------------------------------
                                        Renate Wandel

                                        FRANK GOLTERMANN

                                        /s/ Frank Goltermann
                                        ----------------------------------------
                                        Frank Goltermann


                                        ULRIKE GOLTERMAN

                                        /s/ Ulrike Goltermann
                                        ---------------------------------------
                                        Ulrike Golterman


                                        BURKHARD GOLTERMAN

                                        /s/ Burkhard Goltermann
                                        ---------------------------------------
                                        Burkhard Golterman


                                        HANNOVER FINANZ W&G
                                        BETEILIGUNGSGESELLSCHAFT mbH

                                        By: /s/ Joachim Simmross
                                            -----------------------------------
                                            Name: Joachim Simmross
                                            Title: Managing Director


                                        AND: /s/ Claus von Loeper
                                             ----------------------------------
                                             Name: Claus von Loeper
                                             Title: Managing Director